Exhibit 5.1

                 SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.
                           Greensboro, North Carolina


                                                          September 30, 2003




Investors Title Company
121 North Columbia Street
Chapel Hill, North Carolina  27514

    Re:      Investors Title Company 2001 Stock Option and Restricted Stock Plan

Ladies and Gentlemen:

     We have acted as counsel for Investors Title Company, a North Carolina corporation (the "Corporation"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to (i) 248,700 shares of the Corporation's common stock, no par value (the "Primary Shares"), that may be issued and sold to participants in the Investors Title Company 2001 Stock Option and Restricted Stock Plan (the "Plan") and (ii) 1,200 shares of the Corporation's common stock, no par value, which have been issued and sold to employees under the Plan before the filing of the Registration Statement (the "Reoffer Shares").

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of rendering this opinion. For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents.

     We are qualified to practice law in the State of North Carolina. We do not purport to express any opinion herein concerning any law other than the laws of the State of North Carolina and the federal securities laws of the United States.

         Based upon the foregoing, we are of the opinion that:

     1. The Primary Shares are duly authorized and will be, when issued and sold in accordance with the Plan, validly issued, fully paid and nonassessable.

     2. The Reoffer Shares are duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                            /s/Schell Bray Aycock Abel & Livingston P.L.L.C.